UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

PTEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-27778	59-3074176
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3399 Peachtree Rd., NE, Suite 700, Atlanta, GA 30326

(Addresses of Principal Executive Offices, including Zip Code)

(404) 262-8400

(Registrant’s Telephone Number, including Area Code)

Item 9.    Regulation FD Disclosure

On August 18, 2003, Ptek Holdings, Inc. (the “Company”) issued a press release announcing the closing of the purchase of an additional $10 million principal amount of the Company’s 5.0% convertible subordinated notes due 2008 (the “Notes”). The initial purchasers of the Company’s previous unregistered offering of $75 million principal amount of the Notes exercised their right to purchase an additional $10 million of such Notes. As a result, the final aggregate principal amount of the offering of the Notes is $85 million. A copy of the press release issued pursuant to Rule 135c of the Securities Act of 1933, as amended, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on August 18, 2003, the Company issued a press release announcing that it has elected to redeem on September 8, 2003, approximately $36.0 million principal amount of its 5 3/4% convertible notes due 2004. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, this information included or incorporated in this report, including Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 18, 2003, announcing the closing of the exercise of overallotment option to purchase additional convertible subordinated notes.

99.2	Press Release, dated August 18, 2003, announcing the redemption of a portion of the Company’s 5 3/4% convertible notes due 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTEK HOLDINGS, INC.

/s/ William E. Franklin
Date: August 18, 2003	William E. Franklin Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

3

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 18, 2003, announcing the closing of the exercise of overallotment option to purchase additional convertible subordinated notes.

99.2	Press Release, dated August 18, 2003, announcing the redemption of a portion of the Company’s 5 3/4% convertible notes due 2004.